Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-228493 and 333-230572 on Form S-8 and Registration Statement Nos. 333-235329 and 333-240252 on Form S-3 of our report dated March 16, 2023, relating to the financial statements of Eton Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K of Eton Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 16, 2023